Stikeman Elliott LLP Barristers & Solicitors
1155 René Lévesque Blvd. West, 40th Floor, Montréal, Quebec, Canada H3B 3V2
Tel: (514) 397-3000 Fax: (514) 397-3222 www.stikeman.com

April 28, 2017

Sphere 3D Corp.
240 Matheson Boulevard East
Mississauga, ON L4Z 1X1
Canada

Dear Sirs/Mesdames:

Re:	Registration of 22,415,550 Common Shares of Sphere 3D Corp.

We have acted as Canadian special counsel to Sphere 3D Corp., a corporation amalgamated under the Business Corporations Act (Ontario) (the "Company"), in connection with the registration of 22,415,550 common shares of the Company (the "Shares") issuable upon the exercise of outstanding warrants of the Company (the "Warrants"), pursuant to a registration statement on Form F-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on April 28, 2017 and the prospectus dated April 28, 2017 included therein (the "Prospectus").

For the purposes of this opinion, we have examined copies of the Registration Statement, the Prospectus and the warrant agreements governing the Warrants (the "Warrant Agreements"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the "Corporate Documents"):

(a)	the certificate and articles of amalgamation of the Company;

(b)	the by-laws of the Company;

(c)	certain resolutions of the Company's directors; and

(d)	a certificate of an officer of the Company (the "Officer's Certificate").

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have relied upon the Corporate Documents without independent investigation of the matters provided for therein for the purpose of providing our opinion expressed herein.

In examining all documents and in providing our opinion expressed herein we have assumed that:

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(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(e)

the certificate of amalgamation of the Company (the "Certificate of Amalgamation") is conclusive evidence that the Company is amalgamated and existing under the Business Corporations Act (Ontario); and

(f)

all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officer's Certificate, are complete, true and accurate.

In expressing the opinion set out in paragraph (a) below, we have relied exclusively on the Certificate of Amalgamation.

We express no opinion as to any laws, or matters governed by any laws, other than the laws of the province of Ontario and the federal laws of Canada applicable therein. Our opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any person other than the addressee to rely on our opinion.

Where our opinion expressed herein refers to the Shares that will be issued as being "fully-paid and non-assessable" common shares of the Company, such opinion assumes that all required consideration (in whatever form) will have been paid or provided. No opinion is expressed as to the adequacy of any consideration to be received.

Based and relying upon the foregoing, we are of the opinion that:

(a)	The Company is a corporation amalgamated and existing under the laws of Ontario; and

(b)	The Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreements, will be duly issued as fully paid and non-assessable.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Stikeman Elliott LLP